Exhibit 99.1

Western Alliance Reports Results for the Fourth Quarter 2009

LAS VEGAS--(BUSINESS WIRE)--January 21, 2010--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the fourth quarter 2009.

Full Year Highlights:

  Record growth in customer deposits of $1.11 billion for the year to $4.70 billion
  Modest decline in loans of $16 million to $4.08 billion
  Tangible common equity of $405 million, or 7.1 percent of tangible assets
  Total regulatory capital of $666 million and a Total Risk-Based Capital ratio of 14.4 percent
  Net interest income increase of $7.4 million to $202.3 million compared to $194.9 million for 2008
  Interest margin of 3.97% for the year, compared to 4.28% for 2008
  Incurred a net loss of $151.4 million for 2009, driven by credit costs and goodwill and securities impairments, compared to a $236.5 million net loss for 2008
  Diluted net loss per common share of $2.74 compared to diluted net loss of $7.27 for 2008

Fourth Quarter Highlights:

  Growth in loans of $112 million in the fourth quarter, compared to $61 million decline in third quarter 2009
  Modest decline in customer deposits of $30 million in the fourth quarter, compared to growth of $380 million in third quarter 2009
  Total non-accrual loans and repossessed assets of $237 million at December 31, 2009 marginally declined from $239 million at September 30
  Record net interest income of $51.8 million, up 5.8 percent from $49.0 for the third quarter 2009
  Interest margin of 3.84% during the quarter, compared to 3.69% for third quarter 2009
  Sale of the majority interest in Miller/Russell and Associates, Inc. for $2.7 million, retaining 25 percent minority interest and marketing relationship
  Reduction in full-time equivalent employees of 9 percent to 930, including 18 from Miller/Russell, compared to 1,023 at September 30, 2009
  Incurred a net loss of $26.9 million in the fourth quarter of 2009, including non-cash goodwill impairment of Shine Investment Advisory Services of $4.1 million, compared to net loss of $148.3 million for the fourth quarter of 2008 and $23.9 million loss for the third quarter 2009
  Diluted net loss per common share of $0.41 for the quarter compared to $3.94 diluted net loss per common share for the fourth of 2008 and $0.37 for the third quarter 2009

Financial Performance

Western Alliance Bancorporation reported a net loss of $26.9 million in the fourth quarter 2009, including a reserve build of $4.4 million, net losses on the sale of repossessed assets of $5.1 million, goodwill impairment of $4.1 million and net losses from securities activities of $3.6 million. The goodwill impairment was the result of our annual goodwill impairment testing which determined a decline in fair value of Shine Investment Advisory Services. At the end of December, the Company sold 75 percent of its ownership in Miller/Russell and Associates. The Company incurred a goodwill impairment of $0.6 million in the third quarter 2009 in anticipation of this transaction.

Total loans increased $112 million to $4.08 billion at December 31, 2009 from $3.97 billion on September 30, 2009. However, average loans declined $74 million to $3.95 billion during the fourth quarter from the third quarter 2009 as fourth quarter growth occurred in December.

Customer funds (sum of deposits and customer repurchase agreements) decreased $71 million to $4.93 billion at December 31, 2009 from September 30, 2009, comprised of a $30 million decrease in deposits and $41 million decrease in repurchase agreements. From December 31, 2008, customer funds increased $1.01 billion, comprised of a $1.11 billion increase in deposits and a $98 million decrease in customer repurchase agreements. Non-interest bearing title company deposits declined $25 million to $81 million during the quarter ended December 31, 2009 and decreased $4.5 million from December 31, 2008.

Robert Sarver, Chairman and Chief Executive Officer of Western Alliance, remarked, “Despite continued economic weakness in our markets, we made progress toward our performance improvement goals during the quarter by holding non-performing assets flat, posting record net interest income, reducing our expenses, and improving our core earning power as measured by our pretax, pre-provision operating income.

With our strong capital position and ample liquidity, we are strategically positioned to take advantage of quality loan and deposit opportunities in the new year as the economy continues to improve.”

Income Statement

Net interest income increased 3.2 percent to $51.8 million in the fourth quarter 2009 from $50.2 million in the fourth quarter 2008. The net interest margin in the fourth quarter 2009 was 3.84 percent compared to 3.69 percent in the third quarter 2009 and 4.30 percent in the fourth quarter 2008. The increase in the interest margin from the previous quarter was largely due to decreased deposit costs in the fourth quarter.

The provision for credit losses was $40.8 million for the fourth quarter 2009 compared to $50.8 million for the third quarter 2009 and $32.3 million for the fourth quarter 2008. Nonaccrual loans and repossessed assets were $237.0 million or 4.12 percent of total assets at December 31, 2009, compared with $239.1 million or 4.10 percent of total assets at September 30, 2009 and $72.8 million or 1.39 percent of total assets at December 31, 2008. Net loan charge-offs in the fourth quarter 2009 were $36.4 million or 3.68 percent of average loans (annualized), compared to net charge-offs of $30.7 million or 3.05 percent of average loans (annualized) for the third quarter 2009 and $14.5 million or 1.45 percent of average loans (annualized) for the fourth quarter 2008. Loans past due 90 days and still accruing totaled $5.5 million at year end, up from $2.5 million at September 30, 2009 and down from $11.5 million at December 31, 2008. Loans past due 30-89 days totaled $50.4 million at quarter end, up from $44.0 million at September 30, 2009 and up from $45.2 million at December 31, 2008.

Non-interest income, excluding decreases in fair values of financial instruments measured at fair value of $1.9 million, securities impairment charges of $1.7 million and losses on sales of repossessed assets of $5.1 million, was $8.4 million for the fourth quarter 2009. This performance was an increase of 17.7 percent from $7.1 million for the same period in 2008, excluding increases in fair values of financial instruments measured at fair value of $3.3 million, securities impairment charges of $118.9 million and losses on sales of repossessed assets of $1.0 million. For the third quarter 2009, non-interest income was $8.1 million, excluding increases in fair values of financial instruments of $6.1 million, securities impairment charges of $1.0 million and losses on sale of repossessed assets of $7.3 million. Revenue from Miller/Russell and Associates, which was divested at year end, was $1.2 million during the fourth quarter 2009.

Net revenue (sum of net interest income and non-interest income, excluding securities impairment charges of $1.7 million, net mark to market decreases of $1.9 million and net losses on sales of repossessed assets of $5.1 million) was $60.2 million for the fourth quarter 2009. This performance was an increase of 5.0 percent from net revenue of $57.3 million (sum of net interest income and non-interest income, excluding securities impairment charges of $118.9 million, net mark to market increases of $3.3 million and net losses on sales of repossessed assets of $1.0 million) for the fourth quarter 2008. For the third quarter 2009, net revenue (sum of net interest income and non-interest income, excluding securities impairment charges of $1.0 million, net mark to market increases of $6.1 million and net losses on sales of repossessed assets of $7.3 million) was $57.1 million.

Non-interest expense (excluding goodwill impairment charges of $4.1 million) was $44.6 million for the fourth quarter 2009, up 2.1 percent from non-interest expense (excluding goodwill impairment charges of $59.6 million) of $43.6 million for the same period in 2008. For the third quarter 2009, non-interest expense (excluding goodwill impairment charges of $0.6 million) was $44.9 million. The Company had 930 full-time equivalent employees at December 31, 2009, compared to 1,023 at September 30, 2009 and 1,020 one year ago. Eighteen of the fourth quarter decline in employees is due to the sale of Miller/Russell. Expense at Miller/Russell was $1.1 million during the quarter.

The net loss increased $3.0 million to $26.9 million for the fourth quarter 2009 compared to a $23.9 million net loss for the third quarter 2009. Diluted loss per share was $0.41 compared with a $0.37 diluted loss per share for the third quarter 2009. Six cents of the diluted loss per share was due to the goodwill impairment charge for Shine Investment Advisory Services.

Balance Sheet

Gross loans totaled $4.08 billion at December 31, 2009, an increase of 2.8 percent from September 30, 2009 and a decrease of 0.4 percent from $4.1 billion at December 31, 2008. At December 31, 2009 the allowance for loan losses was 2.66 percent of gross loans up from 2.62 percent at September 30, 2009 and up from 1.83 percent at December 31, 2008.

Customer funds totaled $4.93 billion at December 31, 2009, a decrease of $70.8 million or 1.4 percent from September 30, 2009 and an increase of $1.01 billion or 25.9 percent from $3.91 billion at December 31, 2008.

Non-interest bearing deposits increased to $1.12 billion at December 31, 2009 up $2.2 million from September 30, 2009 and up $146.4 million from December 31, 2008. Non-interest bearing deposits comprised 24.6 percent of total deposits at December 31, 2009. As of December 31, 2009, non-interest bearing deposits from title companies were 1.7 percent of total deposits, compared to 2.3 percent at September 30, 2009, and 2.4 percent at December 31, 2008.

At December 31, 2009 the Company’s loans were 82.8 percent of customer funds, compared to 104.7 percent one year earlier and 79.4 percent at September 30, 2009. Wholesale borrowings, including non-relationship brokered deposits, totaled $152 million at December 31, 2009, down $648 million from $800.1 million one year earlier, and down $49 million from $201 million at September 30, 2009.

Stockholders’ equity increased $80 million from December 31, 2008 and decreased $27 million from September 30, 2009 to $576 million at December 31, 2009. Our accumulated other comprehensive income decreased slightly to $5.4 million at December 31, 2009, compared to $6.0 million at September 30, 2009. At December 31, 2009 tangible common equity was 7.1 percent of tangible assets and total risk-based capital was 14.4 percent of risk-weighted assets.

Total assets increased 9.7 percent to $5.75 billion at December 31, 2009 from $5.24 billion at December 31, 2008.

Operating Unit Highlights

Our Nevada banking operations, which are comprised of Bank of Nevada and First Independent Bank of Nevada, reported that loans declined $36.5 million during the fourth quarter and declined $206.6 million during the last 12 months to $2.45 billion at December 31, 2009. Customer funds increased $379.7 million to $2.78 billion since December 31, 2008. Net loss for our Nevada banks was $15.4 million during the fourth quarter 2009, compared with a net loss of $122.8 million during the fourth quarter 2008, which included a $59.6 million goodwill impairment charge.

Our California banking operations, which are comprised of Torrey Pines Bank and Alta Alliance Bank, reported that loans increased $106.7 million during the fourth quarter 2009 and increased $100.5 million during the last 12 months to $874.6 million. Customer funds decreased $2.7 million and increased $285.2 million to $1.12 billion during the same periods, respectively. Net loss for our California banks was $0.9 million during the fourth quarter 2009 compared with a net loss of $12.3 million during the fourth quarter 2008.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $37.9 million during the fourth quarter 2009 and an increase of $67.7 million during the last 12 months to $745.5 million. Customer funds increased $102.2 million and $286.6 million to $1.03 billion during the same periods, respectively. Net loss for our Arizona banks was $1.2 million during the fourth quarter 2009 compared with a net loss of $10.7 million during the fourth quarter 2008.

Our Asset Management business line, which includes the former Miller/Russell and Associates, Shine Investments Advisory Services and Premier Trust, had assets under management of $1.72 billion at December 31, 2009, up 3.6 percent from $1.66 billion at December 31, 2008. Assets under administration by the three entities increased 6.6 percent from $1.83 billion at December 31, 2008 to $1.96 billion at December 31, 2009. Net loss for the Asset Management segment for the quarter ended December 31, 2009 was $4.0 million, including a goodwill impairment charge at Shine Investment Advisory Services of $4.1 million.

Our affinity credit card business line, PartnersFirst, has customer receivables of $50.2 million, an increase of $22.4 million since December 31, 2008. Pretax losses incurred by PartnersFirst for the quarter ended December 31, 2009 were $3.0 million.

Attached to this press release is summarized financial information for the quarter ended December 31, 2009.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its fourth quarter 2009 financial results at 10:30 a.m. ET on Friday, January 22, 2010. Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET January 22 until 9 a.m. ET February 5th by dialing 1-877-344-7529 using the pass code 437111.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and lending services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months			For the Twelve Months
	Ended December 31,			Ended December 31,
	2009	2008	Change %	2009	2008	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
($ in millions)
Total assets	$5,753.2	$5,242.8	9.7%
Loans, net of deferred fees	4,079.6	4,095.7	(0.4)
Securities and money market investments	864.8	565.4	53.0
Federal funds sold and other	4.4	3.2	38.7
Customer funds	4,925.5	3,913.4	25.9
Borrowings and brokered deposits	49.4	697.1	(92.9)
Junior subordinated and subordinated debt	102.4	103.0	(0.5)
Stockholders' equity	575.7	495.5	16.2

Selected Income Statement Data:
($ in thousands)
Interest income	$67,813	$72,088	(5.9)%	$276,023	$295,591	(6.6)%
Interest expense	16,025	21,906	(26.8)	73,734	100,683	(26.8)
Net interest income	51,789	50,182	3.2	202,290	194,908	3.8
Provision for loan losses	40,792	32,262	26.4	149,099	68,189	118.7
Net interest income after provision for credit losses	10,997	17,920	(38.6)	53,191	126,719	(58.0)
Securities gains (losses) and other valuation changes	(3,622)	(115,550)	(96.9)	(24,316)	(146,054)	(83.4)
Net loss on sale of repossessed assets and bank premises	(5,081)	(1,000)	408.1	(21,274)	(679)	3,033.1
Other non-interest income	8,406	7,143	17.7	30,573	29,687	3.0
Non-interest expense	48,646	103,231	(52.9)	231,186	300,299	(23.0)
Loss before income taxes	(37,946)	(194,718)	(80.5)	(193,012)	(290,626)	(33.6)
Income tax benefit	(11,033)	(46,409)	(76.2)	(41,605)	(54,166)	(23.2)
Net loss	$(26,912)	$(148,309)	(81.9)%	$(151,406)	$(236,460)	(36.0)%
Intangible asset amortization, net of tax	$614	$655	(6.1)%	$2,457	$2,360	4.1%
Diluted net loss per common share	$(0.41)	$(3.94)	(89.6)%	$(2.74)	$(7.27)	(62.3)%

Common Share Data:
Diluted net loss per common share	$(0.41)	$(3.94)	(89.6)%	$(2.74)	$(7.27)	(62.3)%
Book value per common share	$6.18	$9.20	(32.8)%
Tangible book value per share, net of tax (non-GAAP) (1)	$5.66	$6.79	(16.6)%
Average shares outstanding (in thousands):
Basic	71,788	37,939	89.2	58,836	32,652	80.2
Diluted	71,788	39,087	83.7	58,836	32,652	80.2
Common shares outstanding	72,504	38,601	87.8

(1) Tangible book value per share (net of tax) is a non-GAAP ratio that represents stockholders' equity less intangibles, adjusted for deferred taxes related to intangibles, divided by the shares outstanding at the end of the period. Tangible assets as of December 31, 2009 and December 31, 2008, adjusted for deferred taxes, were $5.72 billion and $5.15 billion, respectively. We believe this ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months			For the Twelve Months
	Ended December 31,			Ended December 31,
	2009	2008	Change %	2009	2008	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	(1.83)%	(11.22)%	(83.7)%	(2.72)%	(4.55)%	(40.2)%
Return on average stockholders' equity (1)	(17.57)	(113.55)	(84.5)	(26.75)	(46.11)	(42.0)
Net interest margin (1)	3.84	4.30	(10.7)	3.97	4.28	(7.2)
Net interest spread	3.45	3.85	(10.4)	3.53	3.75	(5.9)
Efficiency ratio - tax equivalent basis	73.69	75.48	(2.4)	77.55	71.30	8.8
Loan to deposit ratio	86.39	112.14	(23.0)

Capital Ratios:
Tangible equity (non-GAAP) (2)	9.3%	7.7%	20.8%
Tangible common equity (non-GAAP) (3)	7.1	5.3	34.0
Tier 1 Leverage ratio	9.3	8.9	4.5
Tier 1 Risk Based Capital	11.8	9.8	20.4
Total Risk Based Capital	14.4	12.3	17.1

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	3.68%	1.45%	153.8%	3.24%	1.10%	194.5%
Nonaccrual loans to gross loans	3.77	1.42	165.5
Nonaccrual loans and repossessed assets to total assets	4.12	1.39	196.4
Loans past due 90 days and still accruing to total loans	0.14	0.31	(54.8)
Allowance for loan losses to gross loans	2.66	1.83	45.4
Allowance for loan losses to nonaccrual loans	70.67	128.34	(44.9)

(1) Annualized for the three month periods ended December 31, 2009 and 2008.

(2) Tangible equity is a non-GAAP ratio of tangible equity to tangible assets. Tangible equity as of December 31, 2009 and December 31, 2008 was $532.5 million and $395.5 million, respectively. Tangible assets as of December 31, 2009 and December 31, 2008 were $5.72 billion and $5.15 billion, respectively. We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.

(3) Tangible common equity is a non-GAAP ratio of tangible equity to tangible assets, excluding our preferred stock. Tangible common equity as of December 31, 2009 and December 31, 2008 was $404.7 million and $270.3 million, respectively. Tangible assets as of December 31, 2009 and December 31, 2008 were $5.72 billion and $5.15 billion, respectively. We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(in thousands, except per share data)
Interest income:
Loans	$60,532	$64,030	$248,433	$257,528
Investment securities	6,621	8,011	26,560	37,741
Federal funds sold and other	660	47	1,030	322
Total interest income	67,813	72,088	276,023	295,591
Interest expense:
Deposits	13,588	15,185	60,794	69,136
Borrowings	1,189	4,834	7,974	24,290
Junior subordinated and subordinated debt	1,248	1,887	4,966	7,257
Total interest expense	16,025	21,906	73,734	100,683
Net interest income	51,789	50,182	202,290	194,908
Provision for credit losses	40,792	32,262	149,099	68,189
Net interest income after provision for credit losses	10,997	17,920	53,191	126,719
Mark-to-market gains (losses), net	(1,874)	3,314	19,468	10,778
Securities impairment charges	(1,748)	(118,864)	(43,784)	(156,832)
Net loss on repossessed assets and bank premises	(5,081)	(1,000)	(21,274)	(679)
Other non-interest income:
Trust and investment advisory services	2,320	2,290	9,287	10,489
Service charges	2,298	1,711	8,172	6,135
Bank owned life insurance	669	673	2,192	2,639
Other	3,120	2,469	10,923	10,424
	8,406	7,143	30,573	29,687
Non-interest expenses:
Compensation	21,627	23,086	95,466	88,349
Occupancy	5,096	5,404	21,049	20,891
Customer service	3,339	934	12,116	6,817
Intangible amortization	945	1,007	3,780	3,631
Goodwill impairment	4,095	59,603	49,671	138,844
Other	13,544	13,197	49,104	41,767
	48,646	103,231	231,186	300,299
Loss before income taxes	(37,946)	(194,718)	(193,012)	(290,626)
Income tax benefit	(11,033)	(46,409)	(41,605)	(54,166)
Net loss	$(26,912)	$(148,309)	$(151,406)	$(236,460)
Preferred stock dividends	1,750	778	7,000	778
Accretion on preferred stock discount	697	303	2,742	303
Net loss available to common stockholders	$(29,359)	$(149,390)	$(161,148)	$(237,541)

Loss per share	$(0.41)	$(3.94)	$(2.74)	$(7.27)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited
	Quarter Ended
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
	(in thousands, except per share data)
Interest income:
Loans	$60,532	$61,380	$63,268	$63,253	$64,030
Investment securities	6,621	6,225	6,822	6,892	8,011
Federal funds sold and other	660	141	206	23	47
Total interest income	67,813	67,746	70,296	70,168	72,088
Interest expense:
Deposits	13,588	16,067	16,026	15,113	15,185
Borrowings	1,189	1,452	2,271	3,062	4,834
Junior subordinated and subordinated debt	1,248	1,257	1,198	1,263	1,887
Total interest expense	16,025	18,776	19,495	19,438	21,906
Net interest income	51,789	48,970	50,801	50,730	50,182
Provision for credit losses	40,792	50,750	37,573	19,984	32,262
Net interest income after provision for credit losses	10,997	(1,780)	13,228	30,746	17,920
Mark-to-market (losses) gains, net	(1,874)	6,063	11,264	4,015	3,314
Securities impairment charges	(1,748)	(1,044)	(2,587)	(38,405)	(118,864)
Net loss on repossessed assets and bank premises	(5,081)	(7,283)	(3,974)	(4,936)	(1,000)
Other non-interest income:
Trust and investment advisory services	2,320	2,369	2,361	2,237	2,290
Service charges	2,298	2,212	1,980	1,682	1,711
Bank owned life insurance	669	574	435	514	673
Other	3,120	2,987	2,392	2,424	2,469
	8,406	8,142	7,168	6,857	7,143
Non-interest expenses:
Compensation	21,627	24,488	24,527	24,824	23,086
Occupancy	5,096	5,428	5,254	5,271	5,404
Customer service	3,339	2,827	3,465	2,485	934
Intangible amortization	945	945	945	945	1,007
Goodwill impairment	4,095	576	-	45,000	59,603
Other	13,544	11,164	14,425	9,971	13,197
	48,646	45,428	48,616	88,496	103,231
Loss before income taxes	(37,946)	(41,330)	(23,517)	(90,219)	(194,718)
Income tax benefit	(11,033)	(17,415)	(9,380)	(3,777)	(46,409)
Net loss	$(26,912)	$(23,915)	$(14,137)	$(86,442)	$(148,309)
Preferred stock dividends	1,750	1,750	1,750	1,750	778
Accretion on preferred stock	697	689	674	682	303
Net loss available to common stockholders	$(29,359)	$(26,354)	$(16,561)	$(88,874)	$(149,390)

Loss per share	$(0.41)	$(0.37)	$(0.31)	$(2.33)	$(3.94)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
	(in millions)
Assets:
Cash and due from banks	$392.4	$752.9	$548.6	$224.3	$136.8
Federal funds sold and other	4.4	5.0	20.3	3.3	3.2
Cash and cash equivalents	396.8	757.9	568.9	227.6	140.0

Securities and money market investments	864.8	727.8	725.7	583.6	565.4
Loans:
Construction and land development	623.2	685.2	727.4	793.5	820.9
Commercial real estate - owner occupied	1,091.4	1,095.3	1,071.1	1,074.6	1,024.9
Commercial real estate - non-owner occupied	933.2	830.4	794.9	752.7	738.5
Residential real estate	568.3	600.4	595.0	586.5	589.2
Commercial	802.2	687.7	768.9	806.8	860.3
Consumer	80.3	77.3	80.5	71.2	71.1
Deferred fees, net	(19.0)	(8.3)	(8.9)	(9.5)	(9.2)
	4,079.6	3,968.0	4,028.9	4,075.8	4,095.7
Allowance for credit losses	(108.6)	(104.2)	(84.1)	(77.2)	(74.8)
Loans, net	3,971.0	3,863.8	3,944.8	3,998.6	4,020.9

Premises and equipment, net	125.9	128.6	136.7	138.1	140.9
Bank owned life insurance	92.5	91.8	91.3	90.8	90.7
Goodwill and other intangibles	43.1	51.6	53.1	54.1	100.0
Other assets	259.1	209.8	181.0	174.5	184.9
Total assets	$5,753.2	$5,831.3	$5,701.5	$5,267.3	$5,242.8

Liabilities and Stockholders' Equity
Liabilities
Noninterest bearing demand deposits	$1,157.0	$1,154.8	$1,108.6	$1,039.2	$1,010.6
Interest bearing deposits:
Demand	362.7	339.4	296.3	260.6	253.5
Savings and money market	1,752.5	1,802.5	1,704.2	1,579.0	1,342.8
Time certificates $100 and over	889.5	875.0	714.7	642.0	647.4
Other time certificates	540.5	560.5	528.4	500.7	338.1
Total deposits	4,702.2	4,732.2	4,352.2	4,021.5	3,592.4
Customer repurchase agreements	223.3	264.1	300.4	272.3	321.0
Total customer funds	4,925.5	4,996.3	4,652.6	4,293.8	3,913.4
Wholesale brokered deposits	20.0	20.0	40.0	40.0	60.0
Borrowings	29.4	79.4	254.4	370.8	637.1
Junior subordinated and subordinated debt	102.4	101.9	102.3	102.8	103.0
Accrued interest payable and other liabilities	100.3	30.8	30.6	32.9	33.8
Total liabilities	5,177.6	5,228.4	5,079.9	4,840.3	4,747.3
Stockholders' Equity
Common stock and additional paid-in capital	683.8	681.9	680.1	486.2	484.2
Preferred Stock	127.9	127.2	126.6	125.9	125.2
Retained earnings (deficit)	(241.6)	(212.2)	(186.0)	(169.4)	(85.4)
Accumulated other comprehensive income (loss)	5.4	6.0	0.9	(15.7)	(28.5)
Total stockholders' equity	575.7	602.9	621.6	427.0	495.5
Total liabilities and stockholders' equity	$5,753.2	$5,831.3	$5,701.5	$5,267.3	$5,242.8

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Quarter Ended
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008
	(in thousands)

Balance, beginning of period	$104,181	$84,143	$77,184	$74,827	$57,097
Provision for credit losses	40,792	50,750	37,573	19,984	32,262
Recoveries of loans previously charged-off:
Construction and land development	888	608	212	-	28
Commercial real estate	91	139	-	-	3
Residential real estate	340	11	143	51	12
Commercial and industrial	216	442	501	370	131
Consumer	42	6	96	29	13
Total recoveries	1,577	1,206	952	450	187
Loans charged-off:
Construction and land development	9,859	13,717	10,381	1,850	2,197
Commercial real estate	6,204	3,125	6,310	1,117	1,364
Residential real estate	5,909	5,619	6,427	6,127	3,387
Commercial and industrial	14,925	8,329	7,355	7,965	6,975
Consumer	1,031	1,128	1,093	1,018	796
Total loans charged-off	37,927	31,918	31,566	18,077	14,719
Net loans charged-off	36,350	30,712	30,614	17,627	14,532
Balance, end of period	$108,623	$104,181	$84,143	$77,184	$74,827

Net charge-offs (annualized) to average loans outstanding	3.68%	3.05%	3.00%	1.72%	1.45%
Allowance for credit losses to gross loans	2.66	2.62	2.09	1.89	1.83
Nonaccrual loans	$153,702	$166,286	$116,377	$98,653	$58,302
Repossessed assets	83,347	72,807	42,137	15,455	14,545
Loans past due 90 days, still accruing	5,538	2,538	36,060	53,239	11,515
Loans past due 30 to 89 days, still accruing	50,376	43,980	75,480	53,123	45,193

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2009			2008

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$806.0	$6,621	3.39%	$622.2	$7,758	5.27%
Federal funds sold and other	54.4	277	2.02%	24.1	47	0.78%
Loans (1)	3,953.4	60,532	6.07%	3,999.4	64,030	6.37%
Short term investments	516.1	376	0.29%	-	-	0.00%
Investment in restricted stock	41.4	7	0.07%	41.3	253	2.44%
Total interest earning assets	5,371.3	67,813	5.03%	4,687.0	72,088	6.16%
Non-interest earning assets
Cash and due from banks	161.1			129.3
Allowance for credit losses	(108.3)			(59.8)
Bank owned life insurance	92.1			90.3
Other assets	303.7			411.1
Total assets	$5,819.9			$5,257.9
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$348.2	$753	0.86%	$234.4	$766	1.30%
Savings and money market	1,793.4	5,463	1.21%	1,370.9	7,378	2.14%
Time certificates of deposit	1,462.5	7,372	2.00%	915.5	7,041	3.06%
	3,604.1	13,588	1.50%	2,520.8	15,185	2.40%
Borrowings	308.2	1,189	1.53%	1,145.3	4,834	1.68%
Junior subordinated and subordinated debt	101.9	1,248	4.86%	106.6	1,887	7.04%
Total interest-bearing liabilities	4,014.2	16,025	1.58%	3,772.7	21,906	2.31%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,166.7			961.8
Other liabilities	31.4			3.8
Stockholders’ equity	607.6			519.6
Total liabilities and stockholders' equity	$5,819.9			$5,257.9
Net interest income and margin		$51,789	3.84%		$50,182	4.30%
Net interest spread			3.45%			3.85%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $265 and $478 for the third quarter ended 2009 and 2008, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Twelve Months Ended December 31,
	2009			2008

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Securities (1)	$ 692.4	$ 25,553	3.87%	$ 669.4	$ 36,788	5.77%
Federal funds sold & other	37.7	1,030	2.73%	16.7	322	1.93%
Loans (1)	4,037.7	248,433	6.15%	3,872.9	257,528	6.65%
Short term investments	318.6	874	0.27%	-	-	0.00%
Restricted stock	41.1	133	0.32%	41.5	953	2.30%
Total earnings assets (1)	5,127.5	276,023	5.41%	4,600.5	295,591	6.47%
Non-earning Assets
Cash and due from banks	178.4			113.4
Allowance for loan losses	(88.2)			(56.1)
Bank owned life insurance	91.3			89.3
Other assets	266.0			451.1
Total assets	$ 5,575.0			$ 5,198.2
Interest-bearing liabilities
Sources of Funds
Interest-bearing deposits:
Interest checking	$ 303.4	$ 3,216	1.06%	$ 253.8	$ 3,966	1.56%
Savings and money market	1,666.7	26,903	1.61%	1,517.2	35,537	2.34%
Time deposits	1,260.8	30,675	2.43%	781.8	27,869	3.56%
Total interest-bearing deposits	3,230.9	60,794	1.88%	2,552.8	67,372	2.64%
Borrowings	578.0	7,974	1.38%	1,038.3	26,054	2.51%
Junior subordinated and subordinated debt	103.0	4,966	4.82%	114.7	7,257	6.33%
Total interest-bearing liabilities	$ 3,911.9	73,734	1.88%	$ 3,705.8	100,683	2.72%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,070.0			961.7
Other liabilities	27.1			17.8
Stockholders’ equity	566.0			512.9
Total liabilities and stockholders' equity	$ 5,575.0			$ 5,198.2
Net interest income and margin		$ 202,290	3.97%		$ 194,908	4.28%
Net interest spread			3.53%			3.75%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $1,210 and $1,843 for the Twelve Months ended December 31, 2009 and 2008, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Dec. 31, 2009:
Assets	$3,297.0	$1,288.8	$1,122.9	$6.7	$49.2	$126.0	$(137.4)	$5,753.2
Gross loans and deferred fees, net	2,452.3	874.6	745.5	-	50.2	-	(43.0)	4,079.6
Less: Allowance for credit losses	(77.2)	(10.3)	(16.9)	-	(4.2)	-	-	(108.6)
Net loans	2,375.1	864.3	728.6	-	46.0	-	(43.0)	3,971.0
Customer deposits	2,639.3	1,081.9	984.4	-	-	-	(3.4)	4,702.2
Stockholders' equity	301.6	128.9	72.0	5.2	(6.9)	80.5	(5.6)	575.7

No. of branches	18	9	10	-	-	-	-	37
No. of FTE	530	178	132	23	27	40	-	930

(in thousands)
Three Months Ended Dec. 31, 2009:
Net interest income	$31,141	$11,185	$8,683	$9	$781	$(10)	$-	$51,789
Provision for credit losses	31,530	3,497	4,117	-	1,647	0	-	40,792
Net interest income after provision for credit losses	(389)	7,688	4,566	9	(866)	(10)	-	10,997
Securities gains (losses) and other valuation changes	(1,702)	(141)	(297)	-	-	(1,482)	-	(3,622)
Net loss on sale of repossessed assets	(4,545)	(180)	(356)	-	-	-	-	(5,081)
Non-interest income, excluding securities and fair value gains (losses)	3,868	991	1,550	2,298	516	468	(1,285)	8,406
Noninterest expense	(20,452)	(9,529)	(6,782)	(6,164)	(2,666)	(4,338)	1,285	(48,646)
Income (loss) before income taxes	(23,220)	(1,171)	(1,319)	(3,856)	(3,016)	(5,362)	-	(37,945)
Income tax expense (benefit)	(7,737)	(237)	(137)	175	(1,237)	(1,860)		(11,033)
Net income (loss)	$(15,483)	$(934)	$(1,182)	$(4,031)	$(1,779)	$(3,502)	$-	$(26,912)

(in thousands)
Twelve Months Ended Dec. 31, 2009:
Net interest income	$125,327	$42,966	$33,208	$52	$2,239	$(1,502)	$-	$202,290
Provision for credit losses	118,110	8,315	17,199	-	5,475	0	-	149,099
Net interest income after provision for credit losses	7,217	34,651	16,009	52	(3,236)	(1,502)	-	53,191
Securities gains (losses) and other valuation changes	(7,200)	774	(93)	75	-	(657)	(17,215)	(24,316)
Net gain (loss) on sale of repossessed assets	(16,293)	(180)	(4,801)	-	-	-	-	(21,274)
Noninterest income, excluding securities and fair value gains (losses)	13,230	3,543	5,773	9,289	1,824	1,565	(4,651)	30,573
Noninterest expense	(136,264)	(39,190)	(27,451)	(13,117)	(10,495)	(11,256)	6,587	(231,186)
Income (loss) before income taxes	(139,310)	(402)	(10,563)	(3,700)	(11,907)	(11,850)	(15,279)	(193,011)
Income tax expense (benefit)	(32,902)	425	(3,714)	634	(4,963)	(4,286)	3,201	(41,605)
Net income (loss)	$(106,408)	$(827)	$(6,849)	$(4,334)	$(6,944)	$(7,564)	$(18,480)	$(151,406)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
(in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Dec 31, 2008:
Assets	$3,490.6	$971.2	$867.2	$18.9	$29.2	$62.7	$(197.0)	$5,242.8
Gross loans and deferred fees	2,658.9	774.1	677.8	-	27.9	-	(43.0)	4,095.7
Less: Allowance for credit losses	(49.7)	(10.9)	(12.9)	-	(1.3)	-	-	(74.8)
Net loans	2,609.2	763.2	664.9	-	26.6	-	(43.0)	4,020.9
Customer deposits	2,156.1	820.5	679.8	-	-	-	(4.1)	3,652.3
Stockholders' equity	324.1	74.5	62.9	17.3	(2.4)	19.1	-	495.5

No. of branches	21	9	11	-	-	-	-	41
No. of FTE	604	141	150	47	37	41	-	1,020

(in thousands)
Three Months Ended Dec. 31, 2008:
Net interest income	$32,640	$10,709	$7,688	$14	$267	$(1,136)	$-	$50,182
Provision for loan losses	22,108	3,385	5,929	-	840	-	-	32,262
Net interest income after provision for loan losses	10,532	7,324	1,759	14	(573)	(1,136)	-	17,920
Securities gains (losses) and other valuation changes	(90,579)	(21,390)	(13,683)	-	-	3,646	6,456	(115,550)
Net gain (loss) on sale of repossessed assets	(486)	-	(514)	-	-	-	-	(1,000)
Noninterest income, excluding securities and fair value gains (losses)	2,942	619	1,518	2,298	294	372	(900)	7,143
Noninterest expense	(79,853)	(7,960)	(6,578)	(2,160)	(3,685)	(3,895)	900	(103,231)
Income (loss) before income taxes	(157,444)	(21,407)	(17,498)	152	(3,964)	(1,013)	6,456	(194,718)
Income tax expense (benefit)	(34,646)	(9,156)	(6,830)	106	(1,197)	3,054	2,260	(46,409)
Net income (loss)	$(122,798)	$(12,251)	$(10,668)	$46	$(2,767)	$(4,067)	$4,196	$(148,309)

(in thousands)
Twelve Months Ended Dec. 31, 2008:
Net interest income	$130,746	$38,564	$29,926	$74	$340	$(4,742)	$-	$194,908
Provision for loan losses	50,379	6,829	9,450	-	1,531	-	-	68,189
Net interest income after provision for loan losses	80,367	31,735	20,476	74	(1,191)	(4,742)	-	126,719
Securities gains (losses) and other valuation changes	(124,377)	(29,175)	(18,161)	-	-	19,203	6,456	(146,054)
Net loss on repossessed assets, bank premises	(545)	-	(134)	-	-	-	-	(679)
Noninterest income, excluding securities and fair value gains (losses)	12,061	2,176	6,175	10,499	891	1,045	(3,160)	29,687
Noninterest expense	(217,434)	(27,462)	(25,365)	(9,332)	(13,042)	(10,824)	3,160	(300,299)
Income (loss) before income taxes	(249,928)	(22,726)	(17,009)	1,241	(13,342)	4,682	6,456	(290,626)
Income tax expense (benefit)	(40,442)	(9,732)	(6,766)	623	(5,102)	4,993	2,260	(54,166)
Net income (loss)	$(209,486)	$(12,994)	$(10,243)	$618	$(8,240)	$(311)	$4,196	$(236,460)

CONTACT:
Western Alliance Bancorporation
MEDIA CONTACT:
Robert Sarver, Chairman/CEO
602-952-5445
or
INVESTOR CONTACT:
Dale Gibbons, CFO
702-252-6236